PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


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                         First Capital Bancshares, Inc.
        ---------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                         FIRST CAPITAL BANCSHARES, INC.
                         207 HIGHWAY 15/ 401 BYPASS EAST
                                 P.O. DRAWER 40
                       BENNETTSVILLE, SOUTH CAROLINA 29512


Dear Fellow Shareholder:

         We cordially invite you to attend the 2001 Annual Meeting of Shareholders of First Capital Bancshares, Inc., the holding company for First Capital Bank. At the meeting, we will report on our performance in 2000 and answer your questions. We are excited about our accomplishments over the last year, including the opening of our new branch office in Laurinburg, North Carolina, and we look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on Tuesday, May 15, 2001 at 2:00 p.m. at the Marlboro Electric Cooperative Meeting Room, 254 Highway 15-401 Bypass East, Bennettsville, South Carolina, for the following purposes:

1.       To elect eight members to our board of directors; and

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 30, 2001 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                                          By order of the Board of Directors,

                                          /s/ Charles O. Rivers

                                          Charles O. Rivers
                                          President and Chief Executive Officer

Bennettsville, South Carolina
April 13, 2001

                         FIRST CAPITAL BANCSHARES, INC.
                         207 HIGHWAY 15/ 401 BYPASS EAST
                                 P.O. DRAWER 40
                       BENNETTSVILLE, SOUTH CAROLINA 29512


                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 15, 2001

         Our board of directors is soliciting proxies for the 2001 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

VOTING INFORMATION

         The board set March 30, 2001 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 563,728 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint Charles O. Rivers and Paul F. Rush, M.D. as your representatives at the meeting. Mr. Rivers and Dr. Rush will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Rivers and Dr. Rush will vote your proxy for the election to the board of directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Rivers and Dr. Rush will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 13, 2001

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

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

         Our directors are elected to serve one year terms. In our 2000 Proxy Statement under "Proposal No. 1: Election of Directors," we indicated that our board of directors was divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expired at each annual meeting. South Carolina corporate law requires us to include a staggered board designation in our articles of incorporation. Our articles do not include such a provision. As a result, all of our current directors' terms expire this year. Our current directors include the following:

Shoukath Ansari, M.D.    Luther D. Hutchins         Charles O. Rivers
Robert G. Dowdy          Harry L. Howell, Jr.       Lee C. Shortt
Paul F. Rush, M.D.       Wylie F. Cartrette

         Shareholders will elect eight nominees as directors at the meeting to serve a one-year term, expiring at the 2002 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast.

         The board of directors has nominated and recommends that you elect the following individuals as directors:

Shoukath Ansari, M.D.    John H. Covington         Charles O. Rivers
Robert G. Dowdy          Harry L. Howell, Jr.      Luther D. Hutchins
Paul F. Rush, M.D.       Joe D. Manis

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Rivers and Dr. Rush will vote your proxy to elect Dr. Ansari, Mr. Covington, Mr. Dowdy, Mr. Howell, Mr. Hutchins, Mr. Manis, Dr. Rush, and Mr. Rivers. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Rivers and Dr. Rush will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees. Mssrs. Ansari, Dowdy, Rush, Howell, and Hutchins are original organizers and directors of our subsidiary, First Capital Bank. Following approval from the Office of Thrift Supervision, Mssrs. Covington, Manis, and Rivers were appointed as directors of First Capital Bank over the past year:

                     INFORMATION ABOUT OUR DIRECTOR NOMINEES

         SHOUKATH ANSARI, M.D., 52, director of our company and the bank, has been the president and a physician of Marlboro Gastroenterology Association, P.A. in Bennettsville, South Carolina since 1983. He served as chief of staff of Marlboro Park Hospital. He graduated in 1964 from SRI Parama Kalyani College in Alwarkurichi, Tamilnadu, India and earned an M.D. degree from Tirunelveli Medical College in Tirunelveli, Tamilnadu, India in 1971. He is a certified internist and gastroenterologist and has practiced gastroenterology for approximately 18 years, having opened his own practice in 1983. Dr. Ansari was born in 1948 in India and has been a resident and citizen of the United States since 1981.

         JOHN H. COVINGTON, 52, director of the bank, was the president of Covington Redi-Mix, Inc. from 1971 until his retirement in 1999 when he sold this business. Mr. Covington was a director of First Scotland Bancorp from 1988 until 1990. He graduated from the University of North Carolina, Chapel Hill with a B.S. in Business Administration in 1971. Mr. Covington was born in Bennettsville, South Carolina in 1948.

         ROBERT G. DOWDY, 39, director of our company and the bank, graduated with a pre-pharmacy degree from Francis Marion University in 1982. He then graduated from the Medical University of South Carolina with a B.S. in pharmacy in 1985. Mr. Dowdy obtained his license as a registered pharmacist in 1985 from the South Carolina Board of Pharmacy. He served as the director of pharmacy at Marlboro Park Hospital from 1986 to December 1994 when he left to work as director of pharmacy for Grim-Smith Hospital in Missouri from 1994 to

April 1996. Mr. Dowdy moved back to Marlboro Park Hospital in April 1996 and is currently director of pharmacy. He was born in 1961 in Bennettsville, South Carolina.

         HARRY L. HOWELL, JR., 31, director of the company and the bank, graduated from Flora McDonald Academy in North Carolina in 1987. He is majority owner and has served as president of Scotland Motors, Inc. in Laurinburg, North Carolina since December 1984. Mr. Howell owns Scotland Leasing & Rental, Inc., an auto rental business as well as Lee Howell, Inc., a real estate rental business in Laurinburg. Mr. Howell is a member of the First Baptist Church in Laurinburg. He was born in 1969 in Laurinburg, North Carolina.

         LUTHER D. HUTCHINS, 40, director of the company and the bank, graduated from Bennettsville High School in 1979 and attended Wake Forest University in North Carolina. Mr. Hutchins has been the sole owner of Marlboro Appliance Center and Marlboro Frame Shoppe. He also owns a farm and a farm implement services company. Mr. Hutchins was born in 1960 in Winston-Salem, North Carolina.

         JOE D. MANIS, 55, director of the bank, has been the president of Crestline Homes, Inc., a builder of residential homes headquartered in Laurinburg, North Carolina, since 1983. Mr. Manis graduated from Madisonville High School, Madisonville, Tennessee in 1962. Mr. Manis was born in 1945 in Knox County, Tennessee.

         CHARLES O. RIVERS, 57, director of the company and the bank, is the chief executive officer and president of the company and the bank. Mr. Rivers graduated from the University of South Carolina with a B.S. in banking and finance in 1966, and he received an M.B.A. from Duke University in 1991. Prior to joining us, Mr. Rivers served as the east Georgia president for First Union National Bank in Augusta, Georgia from 1996 until July 2000 and as the senior vice president/east regional executive for First Union in Wilson, North Carolina from 1987 until 1996. Mr. Rivers served First Union in various capacities for over 29 years throughout North Carolina and Georgia, including a position as the city executive for First Union responsible for banks in Laurinburg and Scotland County, North Carolina during the 1970s. He also was the president of McNair Investment Company, a diversified agro-business company, in Laurinburg, North Carolina from 1982 until 1987. Mr. Rivers has served numerous charitable organizations in the communities where he has lived, including as a member of the boards of trustees of St. Andrews Presbyterian College and the Laurinburg Chamber of Commerce. Mr. Rivers was born in 1944 in Chesterfield, South Carolina.

         PAUL F. RUSH, M.D., 45, chairman of the board of directors of our company and the bank, graduated with a B.S. in biology from Presbyterian College in South Carolina in 1978. He received his M.D. from the University of South Carolina School of Medicine in 1982 and received his physician's license from the state of North Carolina in 1982 and from the State of South Carolina in 1987. Dr. Rush has held the position of senior physician at Scotland Orthopedic, P.A. in Laurinburg, North Carolina since August 1987. He has been a 25% owner of Scotland Orthopedic, P.A. since 1987, as well as Scotland Orthopedic Properties since 1989. Dr. Rush served as an advisory board member of BB&T in Laurinburg from 1989 to May 1998, is the chairman of the Scotland County Board of Education, and serves on the board of trustees of Scotland Memorial Hospital and the board of trustees of Scotia Village. Dr. Rush is also a fellow of the American Academy of Orthopedic Surgeons and a member of the First United Methodist Church in Laurinburg, North Carolina. Dr. Rush was born in 1956 in Charleston, South Carolina.

                     OTHER DIRECTORS AND EXECUTIVE OFFICERS

         WYLIE F. CARTRETTE, 47, director of our company and our bank, is currently a resident in McColl, South Carolina. Since 1986, he has been the owner and operator of Wylie Enterprises in McColl, South Carolina, a laundry and coin operated machine business, and he has also handled some real estate rentals. Mr. Cartrette is a member of the masonic lodge of McColl. Mr. Cartrette holds a South Carolina constable's commission, and is a former member of the McColl City Council. He was born in 1953 in Laurinburg, North Carolina.

         JOHN M. DIGBY, 54, is the chief financial officer our company and our bank. He graduated from Georgia College in Milledgeville, Georgia in 1970, and he received his certificates from the Georgia Banker's School in 1984 and from the Georgia Banker's Commercial Lending School in 1987. Mr. Digby has ten years of experience as a chief financial officer from his employment with a community bank in Georgia. He also served as the chief financial officer for Clemson Bank & Trust, a start-up bank, in Clemson, South Carolina, from 1995 to 1997. Mr. Digby recently served as vice president for Community Capital Corporation in Greenwood, South Carolina. Mr. Digby was born in 1946 in Hawkinsville, Georgia.

         LEE C. SHORTT, 58, is a director of our company and our bank, and he was formerly the chairman and chief executive officer of our company until July 2000. Mr. Shortt has been in the auction business since 1975 and has served as president and owner of Shortt Auction and Realty Co., Inc. since 1976. Mr. Shortt holds real estate brokers licenses and auctioneer licenses in each of South Carolina, North Carolina, and Virginia. He is a member of the Bennettsville Rotary Club. Mr. Shortt was born in 1943 in Pittsylvania County, Virginia.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash compensation earned by our chief executive officer and president for the years ended December 31, 1998, 1999, and 2000. None of our executive officers earned total annual compensation, including salary and bonus, in excess of $100,000 in 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long Term
                                                                                                Compensation
                                                            Annual Compensation                    Awards
                                                                          Other Annual      Number of Securities
Name and Principal Position               Year     Salary      Bonus      Compensation       Underlying Options
---------------------------               ----     ------      -----      ------------       ------------------

Charles O. Rivers,                        2000    $38,333       ---     $6,000                       ---
   Chief Executive Officer and
    President of First Capital
    Bancshares, Inc. and First Capital
    Bank

J. Aubrey Crosland, Sr.                   2000    $85,000       ---     $7,024                       ---
   Former President of First Capital      1999    $70,014       ---     $ -0-                        ---
    Bancshares, Inc.
                                          1998    $60,000       ---     $ -0-                        ---

Lee C. Shortt                             2000    $ -0-         ---     $ -0-                        ---
    Former Chief Executive Officer of     1999    $ -0-         ---     $ -0-                        ---
      First Capital Bancshares, Inc.


EMPLOYMENT AGREEMENTS

         CHARLES O. RIVERS. Subject to approval from our primary bank regulator, the Office of Thrift Supervision, we will enter into an employment agreement with Charles O. Rivers for a three-year term, pursuant to which Mr. Rivers shall continue to serve as the chief executive officer and president of our company and our bank. Under his agreement, Mr. Rivers will receive an annual salary of $115,000, plus $1,500 per month in fringe benefits representing automobile expenses, club dues, and health insurance expenses. Under his agreement, Mr. Rivers will be eligible to participate in any management incentive program or any long-term equity incentive program we adopt and is eligible for grants of stock options and other awards thereunder. We will grant Mr. Rivers options, or equivalent stock appreciation rights in the event stock options are not available under our stock option plan, to purchase 30,000 shares of common stock for $7.80 per share. The options, or stock appreciation rights, will vest over a five-year period from the date Mr. Rivers commenced his employment and have a term of ten years. Additionally, Mr. Rivers will participate in our retirement and other benefit programs generally available to our employees, and he is entitled to reimbursement for travel and business expenses. Pending approval from the Office of Thrift Supervision, we currently compensate Mr. Rivers on a salary and benefits basis in substantially the same manner described is his proposed employment agreement.

         Mr. Rivers' proposed employment agreement also provides that following termination of his employment and for a period of 24 months thereafter, Mr. Rivers may not (a) solicit any of our major customers for the purpose of providing financial services, or (b) solicit any of our employees for employment. If Mr. Rivers' employment is terminated by us without cause, he will be entitled to severance equal to his then current base salary for a period of 18 months' plus bonus earned through the date of his termination. If we terminate Mr. Rivers' employment within one year following a change in control in our company, Mr. Rivers' restrictive covenants will lapse, and he will be entitled to a severance payment equal to 150% of his then current base salary plus any bonus earned through the date of his termination. If Mr. Rivers terminates his employment he will be entitled to a severance payment of $100,000 plus any bonus earned through the date of his termination, except that if he terminates his employment after we require him to relocate more than 35 miles from his current place of employment, reduce his responsibilities, or terminate him without cause, he will instead be entitled to 150% of his then current base salary plus any bonus earned through the date of his termination.

         JOHN M. DIGBY. We have entered into an employment letter with John M. Digby in which he agrees to serve as the chief financial officer of our company and our bank. Mr. Digby's current salary is $63,000 per year. Mr. Digby also participates in other benefit programs offered by our bank to employees in general, and has an officer's liability insurance policy and two week's vacation.

         Mr. Digby's employment letter also provides that following termination of his employment and for a period of twelve months thereafter, Mr. Digby may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches in the territory of our main office or our branches, (b) solicit any of our major customers for the purpose of providing financial services, or (c) solicit any of our employees for employment.

TERMINATED EMPLOYMENT AGREEMENTS; LITIGATION

         J. RANDY MCDONALD. We formerly had an employment letter with J. Randy McDonald in which he agreed to serve as the chief executive officer and chief lending officer of our bank. After hiring Charles O. Rivers in August 2000, Mr. McDonald resigned as the chief executive officer of First Capital Bank, and remained with the bank as its chief lending officer until his departure in December 2000. Upon his departure, Mr. McDonald's employment letter did not entitle him to any monetary severance benefits. Mr. McDonald's restrictive covenants are essentially the same as those described for Mr. Digby's pursuant to his employment letter.

         J. AUBREY CROSLAND. On July 18, 2000, our board of directors and the board of directors of our bank subsidiary voted to terminate Mr. Crosland's employment as president of our company and our bank. On July 26, 2000, Mr. Crosland, together with two other board members, Mr. Lee Shortt and Mr. Wylie Cartrette, sought and obtained an ex parte temporary restraining order in state court to enjoin the boards' actions, primarily on the basis that Mr. Crosland had been excused from the meeting during the discussion about his employment and was not present at the time of the votes. Pending a hearing on this assertion, Mr. Crosland remained president of our company and our bank. On August 2, 2000, the court heard Mr. Crosland's, Mr. Shortt's, and Mr. Cartrette's motion for a preliminary injunction and the boards' motion to vacate the temporary restraining order. The court vacated the temporary restraining order and denied the plaintiffs' request for a preliminary injunction. The court stated it would consider the boards' motion to dismiss the lawsuit at a later date. Although the court vacated its temporary restraining order, the boards of directors met again on August 8, 2000 to discuss the decision to terminate Mr. Crosland and to decide whether to reaffirm the July 18th decision to terminate him or to set aside that decision. At this meeting, both boards of directors reaffirmed the decision to terminate Mr. Crosland's employment. In Mr. Crosland's employment agreement, Mr. Crosland agreed that he would resign as a director upon the termination of his employment if our board requested that he do so. At the August 8 meeting, the boards requested that Mr. Crosland resign as a director of our company and our bank, and both boards activated Mr. Crosland's resignation clause as set forth in the employment agreement. Mr. Crosland, Mr. Shortt, and Mr. Cartrette dismissed with prejudice their lawsuit, and our company and the bank dismissed with prejudice a motion they had filed to recover fees and expenses they had incurred in vacating the plaintiffs' temporary restraining order. We incurred legal expenses through the year ended December 31, 2000 related to this matter of approximately $90,564. Pursuant to his employment agreement, we paid Mr. Crosland $42,500 of his $85,000 annual base salary plus health benefits over a six month period following the termination of his employment. We completed our severance obligations to Mr. Crosland on January 17, 2001.

DIRECTOR COMPENSATION

         Neither our company nor our bank paid directors' fees during the last fiscal year.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

         The following table shows how much of our common stock is owned by our directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 30, 2001.

                                        NUMBER OF SHARES   PERCENTAGE OF BENEFICIAL
  NAME                                       OWNED (1)            OWNERSHIP
  ----                                  ----------------   ------------------------
  Shoukath Ansari, M.D.                       15,024               2.67%
  Wylie F. Cartrette                          20,000               3.55%
  John M. Digby                                 58                   *
  Robert G. Dowdy                             10,602               1.88%
  Harry L. Howell, Jr.                        23,800               4.22%
  Luther D. Hutchins                          10,000               1.77%
  Charles O. Rivers                             200                  *
  Paul F. Rush, M.D.                          17,400               3.09%
  Lee C. Shortt                               20,000               3.55%
  Joe D. Manis**                              25,000               4.43%
  John H. Covington**                         10,190               1.81%
  Executive  officers,   directors,  and      152,454             27.04%
  nominees as a group (11 persons)

--------------------------------
*  Indicates ownership is less than 1%
** Indicates ownership by nominees

(1)  Includes shares for which the named person:
     o  has sole voting and investment power,
     o  has shared voting and investment power with a spouse or other person, or
     o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

     This table does not include shares that may be acquired by exercising stock options because no options are exercisable within the next 60 days. In our 2000 proxy statement under the section "Initial Option Grants," we described initial option grants that we intended to make to our directors and an executive officer, subject to the receipt of approval from the Office of Thrift Supervision. At this time we have not received regulatory approval, and therefore we have not yet granted these options. We plan to submit a revised plan of option grants to the OTS this year with terms to be determined at that time, which will include, among others, option grants to our directors and Charles O. Rivers pursuant to his employment agreement described above.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 2000, our board of directors held six meetings and the board of directors of First Capital Bank held 22 meetings. All of our directors and the directors of our bank attended at least 75% of the aggregate board meetings and the meetings of each committee on which they served. Our board of directors has also appointed a number of committees, including an audit committee and a compensation committee.

AUDIT COMMITTEE

         The audit committee has the responsibility of reviewing our financial statements and our subsidiary bank's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The audit committee also recommends to our board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has also received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditor's independence from our company and its management. The audit committee reported its findings to our board of directors. The audit committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not be deemed filed under such acts.

         In reliance on the reviews and discussions referred to above, the audit committee recommended to the our board of directors that the audited financial statements be included in the our Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the SEC. The audit committee is composed of Messrs. Ansari, Cartrette, Hutchins, and Dowdy. Each of these members is considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee met three times during the year ended December 31, 2000. Our board of directors has not adopted a written charter for our audit committee.

OTHER COMMITTEES

         Our compensation committee is responsible for establishing our compensation plans. Its duties include the development with management of all benefit plans for our employees, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met two times during the year ended December 31, 2000. The compensation committee is composed of Messrs. Ansari, Dowdy, Howell, and Rush.

         We do not have a nominating committee or a committee serving a similar function.

                                   AUDIT FEES

         The aggregate fees billed for professional services rendered by our independent auditors, Tourville, Simpson, & Caskey, LLP, during the our 2000 fiscal year for audit of our annual consolidated financial statements and review of those financial statements included in our quarterly reports filed on SEC Form 10-QSB totaled $25,100.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         We did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the year ended December 31, 2000.

                                 ALL OTHER FEES

         The aggregate fees billed for professional services by our independent auditors to provide other non-audit services, including, among others, tax preparation and internal audit services, during the our 2000 fiscal year totaled $18,162 .

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. During the fiscal year ended December 31, 2000, three directors, Dr. Ansari, Mr. Cartrette, and Mr. Shortt and, one officer, Mr. Digby, had borrowing relationships with us. Our loan portfolio also includes auto loans made in the ordinary course of business. One of our directors, Harry L. Howell, Jr., has personally guaranteed approximately $1,200,000 of auto loans originated through an automobile dealership he controls. It is our policy that these transactions be on substantially the same terms, including price, or interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties.

         We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that the Statement of Changes in Beneficial Ownership on Form 4 for these persons were filed in a timely fashion during 2000, except for the Initial Statement of Beneficial Ownership of Securities on Form 3 for Mr. Digby which was filed late on March 23, 2001 reflecting his ownership of 58 shares of our common stock.

                              INDEPENDENT AUDITORS

         We have selected the firm of Tourville, Simpson, & Caskey, LLP to serve as our independent auditors for the year ending December 31, 2001. We do not expect a representative from this firm to attend the annual meeting.

        SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2002 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 30, 2001. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

April 13, 2001

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                         FIRST CAPITAL BANCSHARES, INC.
                       TO BE HELD ON TUESDAY, MAY 15, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Charles O Rivers and Paul F. Rush, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of First Capital Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Marlboro Electric Cooperative, Meeting Room, 254 Highway 15-401 Bypass East, Bennettsville, South Carolina 29512, at 2:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: "FOR" THE PROPOSAL TO ELECT THE EIGHT IDENTIFIED DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM.

1. PROPOSAL to elect the eight identified directors to serve for a one year term until they are up for re-election at the 2002 Annual Meeting.

Shoukath Ansari, M.D.         John H. Covington             Charles O. Rivers
Robert G. Dowdy               Harry L. Howell, Jr.          Luther D. Hutchins
Paul F. Rush, M.D.            Joe D. Manis


       |_|  FOR all nominees                 |_|  WITHHOLD AUTHORITY
            listed (except as marked to           to vote for all nominees
            the contrary)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

--------------------------------------------------------------------------------


                                   Dated: ------------------------, 2001

-------------------------------                 --------------------------------
Signature of Shareholder(s)                          Signature of Shareholder(s)

-------------------------------                 --------------------------------
Please print name clearly                            Please print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.